Exhibit 4.1

[Face of Note]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CUSIP No. 87612E BJ4	PRINCIPAL AMOUNT: $
ISIN US87612EBJ47

REGISTERED NO.

TARGET CORPORATION

2.350% Notes due 2030

TARGET CORPORATION, a corporation duly organized and existing under the laws of the State of Minnesota (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of MILLION DOLLARS ($ ) on February 15, 2030 and to pay interest thereon from January 28, 2020 or from the most recent Interest Payment Date to which interest has been paid or duly provided for semi-annually on February 15 and August 15 of each year, commencing August 15, 2020, at the rate of 2.350% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest next preceding such Interest Payment Date. The Regular Record Date for an Interest Payment Date shall be the date 15 calendar days prior to that Interest Payment Date (whether or not a Business Day). As used herein, “Business Day” means a day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.

Any interest not punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a

Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of interest on this Security shall be made in immediately available funds at the office or agency of the Company maintained for that purpose in New York, New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be paid by check mailed to the Person entitled thereto at such Person’s last address as it appears in the Security Register or by wire transfer to such account as may have been designated by such Person in writing not less than 10 days prior to the date of such payment. Payment of principal of and interest on this Security at Maturity shall be made against presentation of this Security at the office or agency of the Company maintained for that purpose in New York, New York.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED: January 28, 2020

TARGET CORPORATION

By:
		Name:	Don H. Liu
		Title:	Executive Vice President, Chief Legal & Risk Officer and Corporate Secretary

[SEAL]
Attest:
		Name:	Daniel Fleming
		Title:	Vice President and Assistant Treasurer

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

This is one of the Securities of the

series referred to in the

within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

By:
Authorized Signatory

[Reverse of Note]

TARGET CORPORATION

2.350% Notes due 2030

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture dated as of August 4, 2000 between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank One Trust Company, N.A.), as trustee, as supplemented by the First Supplemental Indenture dated as of May 1, 2007, between the Company and The Bank of New York Trust Company, N.A., as trustee, and as further amended or supplemented from time to time (herein called the “Indenture”) (in its capacity as trustee, The Bank of New York Mellon Trust Company, N.A., being herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, such series being limited in initial aggregate principal amount to $750,000,000; provided, however, that the Company may, without the consent of the Holders of the Securities of this series, issue additional Securities with the same terms as the Securities of this series, and such additional Securities shall be considered part of the same series under the Indenture as the Securities of this series.

This Security is issuable only in registered form in denominations of $2,000 or any amount in excess thereof which is an integral multiple of $1,000.

The Securities of this series shall not be entitled to any sinking fund.

Optional Redemption

The Securities of this series are redeemable on at least 10 days’, but no more than 45 days’, prior written notice mailed (or otherwise delivered in accordance with the applicable procedures of DTC) to each Holder of the Securities to be redeemed, either in whole at any time or in part from time to time prior to November 15, 2029 (three months prior to the Stated Maturity of the Securities of this series, the “Par Call Date”), at a Redemption Price for the Securities to be redeemed on any Redemption Date equal to the greater of the following amounts:

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• 100% of the principal amount of the Securities being redeemed on the Redemption Date; or

• the sum of the present values of the Remaining Scheduled Payments of principal and interest that would have been payable if the Securities being redeemed on that Redemption Date matured on the Par Call Date (excluding interest accrued to the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate, plus 10 basis points;

plus, in each case, accrued and unpaid interest on the Securities being redeemed to, but excluding, the Redemption Date.

Any redemption of the Securities of this series may, at the Company’s discretion, be subject to one or more conditions precedent. Any related written notice of redemption will describe the conditions precedent and, at the Company’s discretion, will indicate that any Redemption Date may be delayed or the written notice rescinded if all such conditions precedent shall not have been satisfied or waived by the Company.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated yield to maturity of the Comparable Treasury Issue.  In determining this rate, the price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) shall be assumed to be equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

“Independent Investment Banker” means any of BofA Securities, Inc., Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC, or their respective successors as may be appointed from time to time by the Quotation Agent after consultation with the Company; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “primary treasury dealer”), another primary treasury dealer shall be substituted therefor by the Company.

“Comparable Treasury Price” means (A) the arithmetic average of the Reference Treasury Dealer Quotations for such Redemption Date after excluding the highest and lowest Reference Treasury Dealer Quotations, or (B) if the Quotation Agent obtains fewer than three Reference Treasury Dealer Quotations, the arithmetic average of all Reference Treasury Dealer Quotations for such Redemption Date.

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“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the arithmetic average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer by 3:30 p.m. (New York City time) on the third Business Day preceding such Redemption Date.

“Reference Treasury Dealer” means each of BofA Securities, Inc., Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC, or their respective successors and any other primary treasury dealer selected by the Quotation Agent after consultation with the Company.

“Remaining Scheduled Payments” means, with respect to any Security of this series, the remaining scheduled payments of the principal and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Security, the amount of the next scheduled interest payment thereon shall be reduced by the amount of interest accrued thereon to such Redemption Date.

“Quotation Agent” means, for purposes of determining the Redemption Price, Goldman Sachs & Co. LLC or such other primary treasury dealer as may be selected by the Company.

In addition, the Company may redeem all or part of the Securities of this series, on at least 10 days’, but no more than 45 days’, prior written notice mailed (or otherwise delivered in accordance with the applicable procedures of DTC) to each Holder of the Securities to be redeemed, at any time or from time to time on and after the Par Call Date, at the Company’s option, at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest on the Securities being redeemed to, but excluding, the Redemption Date.

A partial redemption of the Securities of this series may be effected by such method as the Trustee shall deem fair and appropriate and may provide for the selection for redemption of a portion of the principal amount of the Securities of this series equal to an authorized denomination.

For the avoidance of doubt, notice of any redemption shall be mailed (or otherwise delivered in accordance with the applicable procedures of DTC) at least 10 days but not more than 45 days before the Redemption Date to each Holder of the Securities of this series to be redeemed.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest shall cease to accrue on the Securities of this series or portions thereof called for redemption.

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Change of Control Offer

If a Change of Control Triggering Event occurs, unless the Company has exercised its option to redeem the Securities of this series, the Company shall be required to make an offer (a “Change of Control Offer”) to each Holder of the Securities of this series to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Securities on the terms set forth herein. In a Change of Control Offer, the Company shall be required to offer the Change of Control Payment. Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be mailed to Holders of the Securities of this series describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such Securities on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “Change of Control Payment Date”). The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

In order to accept the Change of Control Offer, the Holder must deliver to the Paying Agent, at least five Business Days prior to the Change of Control Payment Date, this Security together with the form entitled “Election Form” (which form is annexed hereto) duly completed, or a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the Financial Industry Regulatory Authority or a commercial bank or trust company in the United States setting forth:

(i)       the name of the Holder of this Security;

(ii)      the principal amount of this Security;

(iii)     the principal amount of this Security to be repurchased;

(iv)     the certificate number or a description of the tenor and terms of this Security;

(v)      a statement that the Holder is accepting the Change of Control Offer; and

(vi)     a guarantee that this Security, together with the form entitled “Election Form” duly completed, will be received by the Paying Agent at least five Business Days prior to the Change of Control Payment Date.

Any exercise by a Holder of its election to accept the Change of Control Offer shall be irrevocable. The Change of Control Offer may be accepted for less than the entire principal amount of this Security, but in that event the principal amount of this Security remaining outstanding after repurchase must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.

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On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i)	accept for payment all Securities of this series or portions of such Securities properly tendered pursuant to the Change of Control Offer;

(ii)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities of this series or portions of such Securities properly tendered; and

(iii)	deliver or cause to be delivered to the Trustee the Securities of this series properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities of this series or portions of such Securities being repurchased.

The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party purchases all Securities of this series properly tendered and not withdrawn under its offer. In addition, the Company shall not repurchase any Securities of this series if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

The Company shall comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities of this series as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Securities of this series, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of the Securities of this series by virtue of any such conflict.

For purposes of the Change of Control Offer provisions of the Securities of this series, the following terms are applicable:

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any person, other than the Company or a Subsidiary; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock or other Voting

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Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or (4) the adoption of a plan relating to the Company’s liquidation or dissolution. Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control under clause (2) above if (i) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Change of Control Payment” means a payment in cash equal to 101% of the aggregate principal amount of Securities of this series repurchased, plus accrued and unpaid interest, if any, on the Securities to the date of repurchase.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Fitch” means Fitch Ratings, Inc., and its successors.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Securities of this series or fails to make a rating of such Securities publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company (as certified by a resolution of the Company’s Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

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“Rating Event” means the rating on the Securities of this series is lowered by at least two of the three Rating Agencies and the Securities of this series are rated below an Investment Grade Rating by at least two of the three Rating Agencies on any day during the period (which period shall be extended so long as the rating of the Securities of this series is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing 60 days prior to the first public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The provisions of Article Thirteen of the Indenture shall apply to the Change of Control Offer provisions of this Security except as and to the extent otherwise specified in this Security. For purposes of the Indenture, a Change of Control Payment Date shall be deemed to be a Repayment Date.

Other Provisions

If an Event of Default with respect to Securities of this series as set forth in the Indenture shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness on this Security and (ii) certain restrictive covenants and certain Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

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Upon due presentment for registration of transfer of this Security at the office or agency of the Company in New York, New York, a new Security or Securities of this series in authorized denominations for an equal aggregate principal amount shall be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

This Security is exchangeable for definitive Securities in registered form only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed within 90 days, (ii) the Company, in its sole discretion, determines that this Security shall be exchangeable for definitive Securities in registered form and notifies the Trustee thereof or (iii) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, bearing interest at the same rate, having the same date of issuance, redemption provisions, Stated Maturity and other terms and of authorized denominations aggregating a like amount.

This Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this global Security shall not be entitled to receive physical delivery of Securities in definitive form and shall not be considered the Holders hereof for any purpose under the Indenture.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed, except that in the event the Company deposits money or Government Obligations as provided in Section 401 or 403 of the Indenture, such payments shall be made only from proceeds of such money or Government Obligations.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such

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liability being, by the acceptance hereof and as part of the consideration for, and as a condition of, the issuance hereof, expressly waived and released.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	--	as tenants in common

TEN ENT	--	as tenants by the entireties

JT TEN	--	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT --		Custodian
	(Cust)		(Minor)

Under Uniform Gifts to Minors Act

_____________________________
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or

Other Identifying Number of Assignee

(Please print or type name and address including postal zip code of Assignee)

the within Security of TARGET CORPORATION and does hereby irrevocably constitute and appoint __________________ attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

ELECTION FORM

TO BE COMPLETED ONLY IF THE HOLDER

ELECTS TO ACCEPT THE CHANGE OF CONTROL OFFER

The undersigned hereby irrevocably requests and instructs the Company to repurchase the within Security (or the portion thereof specified below), pursuant to its terms, on the Change of Control Payment Date specified in the Change of Control Offer, for the Change of Control Payment specified in the within Security, to the undersigned, ________________________________________________________________, at ___________________________________________________________ (please print or typewrite name and address of the undersigned).

For this election to accept the Change of Control Offer to be effective, the Company must receive, at the address of the Paying Agent set forth below or at such other place or places of which the Company shall from time to time notify the Holder of the within Security, either (i) this Security with this “Election Form” form duly completed, or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority or a commercial bank or a trust company in the United States setting forth (a) the name of the Holder of the Security, (b) the principal amount of the Security, (c) the principal amount of the Security to be repurchased, (d) the certificate number or description of the tenor and terms of the Security, (e) a statement that the option to elect repurchase is being exercised, and (f) a guarantee stating that the Security to be repurchased, together with this “Election Form” duly completed will be received by the Paying Agent five Business Days prior to the Change of Control Payment Date. The address of the Paying Agent is The Bank of New York Mellon Trust Company, N.A., c/o The Bank of New York, 101 Barclay Street, New York, New York 10286.

If less than the entire principal amount of the within Security is to be repurchased, specify the portion thereof (which principal amount must be $2,000 or an integral multiple of $1,000 in excess thereof) which the Holder elects to have repurchased: $__________.